Exhibit 99.1

Oxley Bridge Acquisition Limited Announces the Pricing of $220,000,000 Initial Public Offering

Vancouver, BC, June 24, 2025 (GLOBE NEWSWIRE) -- Oxley Bridge Acquisition Limited (the “Company”) announced today the pricing of its initial public offering of 22,000,000 units at a price of $10.00 per unit. The units are expected to be listed on The Nasdaq Global Stock Market LLC (“Nasdaq”) and begin trading on June 25, 2025, under the ticker symbol “OBAWU.” Each unit consists of one Class A ordinary share and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. An amount equal to $10.00 per unit will be deposited into a trust account upon the closing of the offering. Once the securities constituting the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “OBA” and “OBAWW,” respectively. The offering is expected to close on June 26, 2025, subject to customary closing conditions. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,300,000 units at the initial public offering price to cover over-allotments, if any.

The Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an acquisition opportunity in any business or industry or at any stage of its corporate evolution. The Company’s primary focus, however, will be to search globally for a target with operations or prospects focusing on global consumer and technology sectors with disruptive growth potential through the use of technology that can benefit from operations in Asia, excluding the People’s Republic of China, Hong Kong and Macau.

The Company’s management team is led by Jonathan Lin, its Chief Executive Officer and Chairman of the Board of Directors (the “Board”), and Gary Chan, its Chief Financial Officer. The Board also includes Norma Chu, Enrique Gonzalez, Gan Wee Leong, and Jack Cho.

Cantor Fitzgerald & Co. is acting as sole book-running manager for the offering.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, New York, New York 10022, or by email at prospectus@cantor.com,or by accessing the SEC’s website, www.sec.gov.

A registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission (“SEC”) and became effective on June 24, 2025. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the expected closing of the proposed initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all.

Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contacts

Oxley Bridge Acquisition Limited
Jonathan Lin
jonathan.lin@l2capm.com
(778)-653-3584